SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):                August 31, 1997


                             Pinnacle Systems, Inc.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


        California                       0-24784                94-3003809
----------------------------            ------------        -------------------
(State or other jurisdiction            (Commission           (IRS Employer
     of incorporation)                  File Number)        Identification No.)



280 North Bernardo Avenue, Mountain View, California             94043
-----------------------------------------------------          ---------
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:  (650) 237-1600

         The undersigned Registrant hereby amends the following items, financial statements, exhibits, or other portions of its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on September 12, 1997 (the "Form 8-K") as set forth in the pages attached hereto:

Item 7.  Financial Statements and Exhibits.

         a.  Financial Statements of Business Acquired.

         The following financial statements of the business acquired are attached hereto:

         1.  Digital  Video  Editing  (DVE)  Division of Miro Computer
             Products  AG,  Braunschweig,   Auditors'  Report  on  the
             Examination of the Combined  Statements of Certain Assets
             and  Liabilities  as of  December  31,  1996 and 1995 and
             Related  Statements  of Revenues  and  Expenses  and Cash
             Flows for the Years then Ended ...........................      F-1

             Report of Independent Public Accountants.................       F-2

             Combined  Statements of Certain Assets and Liabilities as
             of December 31, 1996 and 1995............................       F-3

             Combined  Statements of Income and Expenses for the Three
             Years  in  the  Period  Ended December 31, 1996, 1995 and
             1994.....................................................       F-4

             Statements of Cash Flow for the Years Ended  December 31,
             1996, 1995 and 1994......................................       F-5

             Notes to the Combined Financial Statements...............       F-6

         2. Digital Video Editing (DVE) Division of Miro Computer Products AG, Braunschweig, Unaudited Interim Financial Statements.

             Combined  Condensed  Statements  of  Certain  Assets  and
             Liabilities (unaudited) as  of  June 30, 1997............      F-14

             Combined  Condensed  Statements  of Income  and  Expenses
             (unaudited) for the Six Months Ended June 1997 and 1996..      F-15

             Combined  Condensed  Statements of Cash Flows (unaudited)
             for the Six Months Ended June 30, 1997 and 1996..........      F-16

             Notes   to   Unaudited   Combined   Condensed   Financial
             Statements ..............................................      F-17

         b. Pro Forma Financial Information.

         The  following   unaudited  pro  forma   combined   condensed financial
      statements are attached hereto:

             Pro   Forma  Combined   Condensed  Financial  Information
             (Unaudited) .............................................      F-18

             Unaudited Pro Forma Combined Condensed Balance Sheet June
             30, 1997 ................................................      F-19

             Unaudited  Pro  Forma  Combined  Condensed  Statement  of
             Operations Year Ended June 30, 1997 .....................      F-20

             Notes to Unaudited Pro Forma Combined Condensed Financial
             Statements...............................................      F-21

     c.       Exhibits.

              2.1* Asset Purchase Agreement dated August 29, 1997 by and between Pinnacle Systems, Inc., Pinnacle Systems GmbH, Pinnacle Systems C.V., Pinnacle Systems Ltd., Miro Computer Products AG, Miro Computer Products, Inc. and Miro Computer Products Ltd.

              23.1    Consent  of  Arthur  Andersen  GmbH,   Independent  Public
                      Accountants

---------------------------

* Previously filed.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      PINNACLE SYSTEMS, INC.


Dated: October 28, 1997               By:  /S/ ARTHUR D. CHADWICK
                                           -------------------------------------
                                           Arthur D. Chadwick, Vice President,
                                           Finance and Administration and Chief
                                           Financial Officer

                                     ARTHUR
                                    ANDERSEN


                                             ARTHUR ANDERSEN
                                             -----------------------------------
                                             Wirtschaftsprufungsgesellschaft
                                             Steuerberatungsgesellschaft mbH
                                             -----------------------------------
                                             Sophienstrasse 5
                                             30159 Hannover







                    DIGITAL VIDEO EDITING (DVE) DIVISION OF

                           MIRO COMPUTER PRODUCTS AG

                                  BRAUNSCHWEIG


                             AUDITORS' REPORT ON THE

                          EXAMINATION OF THE COMBINED

                  STATEMENTS OF CERTAIN ASSETS AND LIABILITIES

                        AS OF DECEMBER 31, 1996 AND 1995

                     AND RELATED STATEMENTS OF REVENUES AND

                        EXPENSES AND CASH FLOWS FOR THE

                                YEARS THEN ENDED

                                     ARTHUR
                                    ANDERSEN


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the shareholders of miro Computer Products AG:


We have audited the accompanying combined statements of certain assets and liabilities of the Digital Video Editing (DVE) division of miro Computer Products AG (the "Division", as described in Footnote 1) as of December 31, 1995 and 1996 and the related combined statements of revenues and expenses and cash flows for the years then ended. These statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed more fully in Note 3, the Division was sold on August 29, 1997 to Pinnacle Systems, Inc., a California corporation.

In our opinion, the statements referred to above present fairly, in all material respects, certain assets and liabilities of the Division as of December 31, 1995 and 1996 and its statements of revenues and expenses and cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.


ARTHUR ANDERSEN
Wirtschaftsprufungsgesellschaft
Steuerberatungsgesellschaft



Dr. Maiss               Stieve
Wirtschaftsprufer       Wirtschaftsprufer




Hanover, Germany

October 22, 1997
                                      F-2

                     DIGITAL VIDEO EDITING (DVE) DIVISION OF

                     MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG

              COMBINED STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                        AS OF DECEMBER 31, 1996 AND 1995




                                                     1996             1995
                                                     U.S. $           U.S. $
                                                ------------- --------------
ASSETS

     CURRENT ASSETS

         Cash and cash equivalents                 1,566,918         629,755
         Accounts receivables, net                11,439,237       4,320,773
         Inventories                               5,795,399       5,247,054
         Other current assets                        405,598         903,848
         Prepaid expenses                            312,127         209,136
                                                ------------- --------------
                                                  19,519,279      11,310,566
                                                ------------- --------------

     PROPERTY, PLANT AND EQUIPMENT

         Machinery and equipment                      77,031         106,435
         Furniture and fixtures                    1,154,350       1,009,046
         Less-accumulated depreciation              (434,109)       (400,230)
                                                ------------- --------------
                                                     797,272         715,251
                                                ------------- --------------
     INTANGIBLE ASSETS, NET                        1,595,787       1,456,019
                                                ------------- --------------
     TOTAL ASSETS                                 21,912,338      13,481,836
                                                ============= ==============


                                                     1996            1995
                                                   U.S. $          U.S. $
                                                -------------  -------------

LIABILITIES AND INTERDIVISIONAL EQUITY

    CURRENT LIABILITIES

        Short-term borrowings                       9,059,934     7,733,436
        Accounts payable trade                      3,703,785     2,410,366
        Other liabilities                             721,246       417,519
        Accrued income taxes                        2,988,487       981,286
        Other accrued liabilities                     836,529       400,416
                                                -------------- -------------
                                                   17,309,981    11,943,023
                                                -------------- -------------
    LONG-TERM LIABILITIES
        Deferred income taxes                         523,704       522,010
                                                -------------- -------------
    ASSETS EXCEEDING LIABILITIES                    4,078,653     1,016,803
                                                -------------- -------------
TOTAL LIABILITIES AND INTERDIVISIONAL EQUITY       21,912,338    13,481,836
                                                ============== =============

The accompanying notes are an integral part of these combined statements of certain assets and liabilities.

                    DIGITAL VIDEO EDITING (DVE) DIVISION OF

                    MICRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG

                   COMBINED STATEMENTS OF INCOME AND EXPENSES

                        FOR THE THREE YEARS IN THE PERIOD

                     ENDED DECEMBER 31, 1996, 1995 AND 1994


                                         1996            1995           1994
                                        U.S. $          U.S. $         U.S. $
                                       ----------     ----------      ---------

Revenues                               41,517,098     20,677,002     10,264,219
Cost of sales                          22,761,660     14,083,045      6,493,408
                                       ----------     ----------      ---------

Gross profit                           18,755,438      6,593,957      3,770,811
                                       ----------     ----------      ---------

Selling expenses                        8,952,256      3,174,761      1,806,188
Research and development expenses       2,395,541      1,897,777        968,439
General administrative expenses         2,042,904        927,058        310,297
Other revenues and gains                 (570,148)      (114,620)      (151,520)
Other expenses and losses                 100,362          5,335         16,027
                                       ----------     ----------      ---------

Operating income                        5,834,523        703,646        821,380

Interest income                            11,251          2,932          4,477
Interest expense                          852,325        663,189        300,306
                                       ----------     ----------      ---------

Income before taxes                     4,993,449         43,389        525,551

Income taxes                            2,273,247        113,302        371,748
                                       ----------     ----------      ---------

Net income (loss)                       2,720,202        (69,913)       153,803
                                       ==========     ==========      =========

The accompanying notes are an integral part of these combined statements of income and expenses.


                    DIGITAL VIDEO EDITING (DVE) DIVISION OF

                    MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG

                            STATEMENTS OF CASH FLOW


                                                                      For the Years Ended December 31
                                                              ----------------------------------------------------
                                                                 1996               1995                  1994
                                                                U.S. $              U.S. $                U.S. $
                                                              ----------          ---------              -------
Cash flows from operating activities:

  Net income/-Net Loss                                         2,720,202             (69,913)            153,803

  Adjustments to reconcile net income to net cash
  provided by operating activities:
   Depreciation and amortization                                 846,315             698,461             622,595
   Change in operating assets and liabilities
     Increase in inventory, net                                 (548,346)         (1,910,916)         (3,336,137)
     Increase in trade accounts receivable                    (7,118,465)         (2,914,847)         (1,405,926)
     Change in other assets                                      395,259            (837,629)           (275,355)
     Increase in accruals for taxes                            2,008,895              85,776           1,417,519
     Increase in other accruals                                  436,112             192,064             208,353
     Increase in trade accounts payable                        1,293,419            (695,676)          3,106,042
     Increase in other accounts payable                          303,727             122,567             294,952
                                                              ----------           ---------          -----------
     Total adjustments                                        (2,383,084)         (5,260,200)             632,043
                                                              ----------           ---------          -----------

          Net cash provided by (used in) operating activities    337,118          (5,330,113)            785,846
                                                              ----------          ----------          -----------
  Cash flows from investing activities:
   Intangible asset additions                                   (568,736)           (718,612)           (943,119)
   Tangible fixed asset additions                               (493,524)           (793,127)         (1,037,468)
   Financial fixed asset additions                                (5,844)               --                  --
                                                              ----------           ---------          -----------
          Net cash used in investing activities               (1,068,104)         (1,511,739)         (1,980,587)
                                                              ----------           ---------          -----------
  Cash flows from financing activities:
   Advances from miro AG                                               0                   0           1,002,782
   Increase in short-term borrowings, net                      1,326,498           7,514,951             218,485
   Dividends paid                                                      0            (503,616)                  0
                                                              ----------           ---------          -----------
          Net cash provided by financing activities            1,326,498           7,011,335           1,221,267
                                                              ----------           ---------          -----------

  Effect of exchange rate changes                                341,651             228,304             205,442
  Net increase in cash and cash equivalents                      937,163             397,787             231,968
  Cash and cash equivalents at beginning of year                 629,755             231,968                   0
                                                              ----------           ---------          -----------
  Cash and cash equivalents at end of year                     1,566,918             629,755             231,968
                                                              ==========           =========          ===========

The tax is only calculated on the basis of DVE income for the years, no tax payments had occurred in these years.

The cash amounts paid for interest are the following: 1996: U.S. $852,325; 1995:
U.S. $663,189; 1994: U.S. $300,306

The accompanying notes are an integral part of these statements of cash flow.

               MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG

                 DIGITAL VIDEO EDITNG (DVE) DIVISION

                     (As described in footnote 1)

              Notes to the Combined Financial Statements


NOTE 1

Principles of Combination

The combined statements of certain assets and liabilities include certain assets and liabilities of the Digital Video Editing (DVE) Division (the "Division" or "DVE") of miro Computer Products AG ("miro AG") and miro AG's wholly owned subsidiaries in the United States, France, The Netherlands and United Kingdom. All significant intercompany transactions have been eliminated. Refer to Note 2, Basis of Presentation.

Company

The DVE Division of miro AG designs, develops, manufactures and sells certain digital video products.


NOTE 2

Basis of Presentation

The combined statements are presented in accordance with U.S. generally accepted accounting principles and are stated in U.S. dollars.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

As a result of the DVE's relationship with miro AG the financial position and results of operations are not necessarily indicative of what actually would have occurred, had the Division been a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

                                     ARTHUR
                                    ANDERSEN


Combined statement of certain assets and liabilities

The combined statements of certain assets and liabilities consist of the items being sold to or assumed by Pinnacle and other assets and liabilities specifically identifiable or allocable to the DVE Division, but that are not being sold to Pinnacle.

The assets and liabilities sold to or assumed by Pinnacle include:

o all tangible property (such as machinery, equipment, inventory, raw materials, supplies, manufactured and purchased parts, work in progress, finished goods, furniture, automobiles and tools), relating to the Digital Video Group Assets;

o the capital stock of (i) miro Computer Products SARL, a corporation organized under the laws of France and a wholly-owned subsidiary of miro AG, and (ii) miro Computer Products BV, a corporation organized under the laws of The Netherlands and a wholly-owned subsidiary of miro AG;

o     certain  accounts   receivable  of  miro  Computer   Products  Inc.,  USA,
      pertaining to the Digital Video Group Assets in an amount equal to U.S. $150,000.

The liabilities sold or assumed by Pinnacle are limited to:

o all liabilities of miro AG under certain employee benefit plans to the extent such contracts are assumed by the buyers; and

o existing obligations of the sellers to perform end user warranty repair and replacement services for products sold on or prior to the effective date.

The agreement states that the liabilities of the acquired subsidiaries shall remain liabilities of these subsidiaries.

Other specifically identifiable assets and liabilities related to miro AG but not being sold to Pinnacle mainly include: land, buildings and related property owned by miro AG in Braunschweig, furniture and fixtures of miro AG's Braunschweig facilities, remaining accounts receivable in excess of U.S. $150,000 and other miscellaneous assets and the majority of all liabilities.


Combined statement of revenues and expenses

The combined statements of revenue and expenses reflect substantially all of the DVE Division's revenues and expenses associated with the normal course of business. These costs include direct expenses and certain expenses incurred by miro AG on the DVE Division's behalf. Refer to Note 5, Supplementary Information on the Basis of Allocation, for further details. Expenses that are not incurred for the benefit of the DVE Division are not allocated.

                                     ARTHUR
                                    ANDERSEN

NOTE 3

Asset Purchase Agreement

On August 29, 1997, miro AG entered into an agreement (the "Agreement") to sell certain assets, liabilities and obligations of the DVE division to Pinnacle including all of the issued and outstanding stock of miro Computer Products
SARL,  a  corporation  organized  under  the laws of  France  and miro  Computer
Products BV, a corporation organized under the law of The Netherlands. The assets sold included, among other things, various machinery, equipment, inventory, books and records, intellectual and intangible property.

miro AG has no financial interest in the DVE division after the date of sale to Pinnacle except to settle outstanding liabilities and collect outstanding receivables which were not sold to Pinnacle. In addition, miro AG may remain liable after the sale to Pinnacle for certain known and unknown existing obligations and liabilities that are not transferred to and assumed by Pinnacle.

In connection with the Asset Purchase Agreement Pinnacle signed a service and rent agreement with miro AG for certain service and office facilities at Braunschweig.


NOTE 4

Summary of Significant Accounting Policies

Cash and cash Equivalents

For purposes of the Statement of Cash Flow, the Division considers all highly liquid financial investments purchased with an original maturity of three months or less to be cash equivalents.

Valuation of Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the moving average method for all inventories. Inventory costs consist of materials, labor and factory overhead.

Fixed assets, amortization and maintenance

Fixed assets, consisting of machinery and equipment, are stated at cost. The company computes depreciation on fixed assets using principally the straight-line method. The estimated useful lives used in computing depreciation range from 3 to 10 years for machinery and office equipment. Expenditures for maintenance and repairs are expensed; expenditures for renewals and improvements are generally capitalized. Upon sale or retirement of an asset, the related cost and accumulated depreciation or amortization are removed from the accounts and any gain or loss is recognized. In the event that facts and circumstances indicate that assets may be impaired, an evaluation of recoverability would be performed.

                                     ARTHUR
                                    ANDERSEN


Intangible assets

Research and development costs, including costs incurred to establish the technological feasibility of computer software products to be sold, are charged to income as incurred. Once the technological feasibility of a software product has been established, costs of coding, testing and producing product masters are capitalized. Capitalization ceases and amortization begins when the product is available for release. Amortization generally is based on the straight line method over periods ranging from 1 to 3 years. The net realizable value of unamortized costs is evaluated based on the estimated future revenues from the software product, net of estimated future costs of completing and disposing of the software product. Unamortized software costs were $1,047,000 and $1,044,000 at the end of 1996 and 1995, respectively. Amortization was $ 919,607, $ 790,182 and $ 669,459 in 1996, 1995 and 1994, respectively.


Foreign currency translation

For the European operations of the Company, the functional currency is the applicable local currency. The accounts of these operations are translated into United States dollars as follows: all asset and liability accounts are translated at year-end exchange rates; income and expense items are translated at the average exchange rates during the year. Cumulative translation adjustments resulting from such translation of the financial statements of these operations to United States dollars are included in assets exceeding liabilities.


Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". This standard requires an asset and liability approach for financial accounting and income tax reporting based on enacted tax rates.


Revenue recognition

The company`s revenues are composed of product sales and other revenues. The Company records product sales when the goods are sold to a customer. Service and other revenues are recorded at the time the services are performed.

Highly liquid financial investments

The carrying values of cash and cash equivalents, receivables, accounts payable and short-term debt approximate the fair market values due to the short-term maturities of these instruments.

                                     ARTHUR
                                    ANDERSEN

NOTE 5

Supplementary information on the basis of allocation

Generally, miro AG had not prepared separate financial statements for the DVE division in the past.

miro's operations are composed of the display, the multimedia/graphics and the DVE division. The accompanying statements of certain assets, liabilities, revenues and expenses relating to the DVE division had to be identified on an item-by-item basis or allocated to the DVE division from miro AG by a reasonable method.

Inventories, sales and cost of sales relating to the DVE division were individually identifiable whereas the remaining assets and liabilities and the remaining operating, general and administrative expenses of the DVE division had to be allocated.

The method of allocation mainly used the following criteria:

Accounts receivables of the DVE division are derived from the related identified sales portion of consolidated miro sales.

Fixed assets of miro AG are allocated to the DVE division using the percentage of DVE employees compared to total headcount at Braunschweig based on the assumption that most of the fixed assets can be allocated based on the usage by the divisions' employees. For subsidiaries for which the business is only the distribution of products, the DVE sales portion had been used. Although specific identification of the assets to be sold has not been completed and is therefore subject to change, management estimates that the book value of such assets will approximate the amount determined in the manner described above. Depreciation expense related to fixed assets of miro AG that are used by the DVE division but not being sold and interest expense on debt secured by such assets are allocated to the DVE division but not being sold and interest expense on debt secured by such assets are allocated to the DVE division using the approach described above.

Accounts payable are allocated in relation to the percentage of DVE inventories to total inventories.

Short-term borrowings are allocated to the DVE division in relation to the financial structure of miro AG as it is assumed that the DVE division would be financed in the same way as the miro AG was financed during the years.

Certain payroll related accruals are allocated by the headcount portion of DVE employees.

All other assets and liabilities are allocated to the DVE Division in view of the portion of DVE sales.


NOTE 6

Accounts Receivables

Accounts receivables amount to U.S. $11,439,000 and U.S. $4,321,000 respectively, at December 31, 1996 and 1995 net of allowances for doubtful accounts of U.S. $21,000 and U.S. $10,000 and net of accruals for credit notes still to be issued of U.S. $215,000 and U.S. $56,000, respectively.

                                     ARTHUR
                                    ANDERSEN

NOTE 7
Inventories

Inventories consist of the following at December 31:

                                   1996                   1995
                                   U.S. $                 U.S. $
                                ---------               ---------
Raw materials                   2,043,000               1,251,000
Work-in-process                   895,000                 953,000
Finished goods                  2,857,000               3,043,000
                                ---------               ---------
                                5,795,000               5,247,000
                                =========               =========

NOTE 8

Other current assets

The other assets mainly contain VAT refunds.


NOTE 9

Debts

The interest rates for the short-term borrowings range from 4.3 percent up to 9 percent. The short-term borrowings were collateralized by mortgage bonds on the company's premises in Braunschweig as well as bank assignment of receivables and chattel mortgage of inventories.

The fair value of the borrowings approximates the carrying value.

NOTE 10

Business Segment Information

Group's revenues are made in the following areas:

                          1996                1995                1994
                          U.S. $              U.S. $             U.S. $
                        ----------        ----------           ----------
Germany                 14,768,000        13,109,000            9,085,000
Other Europe             9,903,000         2,574,000                    0
USA                     16,846,000         4,994,000            1,179,000
                        ----------        ----------           ----------
                        41,517,000        20,677,000           10,264,000
                        ==========        ==========           ==========

                                     ARTHUR
                                    ANDERSEN

NOTE 11

Income taxes

The income tax provision are summarized as follows:

                       1996                  1995            1994
                      U.S. $                U.S. $          U.S. $
                    ----------           ----------       ----------
Current              2,229,000               21,000          338,000
Deferred                44,000               92,000           34,000
                    ----------           ----------       ----------
                     2,273,000              113,000          372,000
                    ==========           ==========       ==========

Miro AG and all its subsidiaries presently prepare individual tax returns; no tax pooling or consolidated tax returns had been filed in the past. Accordingly, the DVE division calculated the current and deferred taxes, for purposes of these statements, as if it filed individual tax returns for each consolidated DVE entity regardless to the fact that certain legal entities realized losses in 1995 and subsequent years.

Corporate income tax rate on miro AG's results in Germany are depending on the actual decision to distribute or retain earnings; these rates are 30 percent or 45 percent, respectively. Considering also the municipal trade tax the Company has assumed an income tax rate of 50 percent for the income of the DVE division in Germany and its European subsidiaries and 40 percent for the income of miro Inc., USA. Deferred tax assets have been considered for miro Inc. on its losses in 1994 and 1995.

Differences between the 50 percent tax rate in Germany and the consolidated effective tax rates are due to differences between the German tax rate and the tax rates in other countries.

Deferred income taxes were provided when tax laws and financial accounting standards differ with respect to the amount of income calculated for a given year and the basis of assets and liabilities. Generally, income taxes are ultimately paid by and are the responsibility of miro AG and each of its legal subsidiaries. In fact, as a result of the losses in 1995 and 1996, no income taxes had to be paid by miro AG.

Deferred income taxes of U.S. $524,000 and U.S. $522,000 at December 31, 1996 and 1995, respectively, relate to the amortization of software development cost.

                                     ARTHUR
                                    ANDERSEN

NOTE 12

Related companies

The Company holds shares in the following companies:

                                                                            Net income
                                                           Portion of    of DVE Division
                                                         share capital       in 1996
                                                              in %           U.S. $
                                                         -------------   ----------------
miro Computer Products Inc., Palo Alto, USA                  100           1,322,000
miro Computer Products Limited, Cambridge, England           100              95,000
miro Computer Products SARL, Paris, France                   100             287,000
miro Computer Products BV, Eindhoven, The Netherlands        100              72,000

Entities not consolidated
miro Computer Products AG, Dietikon, Switzerland              99.5(1)
miro Computer Products GmbH, Schwechat, Austria              100

-------------------------
1) The remaining 0.5 percent of shares are held by a third person in trust for the Company.

                    DIGITAL VIDEO EDITING (DVE) DIVISION OF
                    MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG
         COMBINED CONDENSED STATEMENTS OF CERTAIN ASSETS AND LIABILITIES
                                  (unaudited)



                                                                 June 30, 1997
                                                                     U.S. $
                                                                --------------
                                                                (in thousands)
Current assets:
Cash and cash equivalents                                           $    563
Accounts receivable, net                                               7,546
Inventories                                                            3,736
Other current assets                                                     204
Prepaid expenses                                                         412
                                                                    --------
                Total current assets                                  12,461

Property and equipment, net                                              725
Intangibles, net                                                       1,178
                                                                    --------
Total assets                                                        $ 14,364
                                                                    ========


Current liabilities:
Accounts payable                                                    $  4,053
Accrued expenses                                                       1,465
Short-term borrowings                                                  1,682
Accrued income taxes                                                   2,497
Other current liabilities                                                680
                                                                    --------
        Total current liabilities                                     10,377

Long-term obligations                                                    405
Deferred income taxes                                                    520
                                                                    --------
        Total liabilities                                             11,302
                                                                    --------

        Total interdivisional equity                                $  3,062
                                                                    --------
        Total liabilities and interdivisional equity                $ 14,364
                                                                    ========

The accompanying notes are an integral part of the combined condensed financial statements.

                    DIGITAL VIDEO EDITING (DVE) DIVISION OF
                    MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG
              COMBINED CONDENSED STATEMENTS OF INCOME AND EXPENSES
                                  (unaudited)


                                                       Six months ended June 30,
                                                       -------------------------
                                                          1997            1996
                                                         U.S. $          U.S. $
                                                       ------------------------
                                                            (in thousands)
Revenue                                                $ 14,839        $ 19,583
Cost of sales                                             8,092          10,859
                                                       --------        --------
Gross profit                                              6,747           8,724

Operating expenses:
        Selling expenses                                  5,345           4,461
        Research and development                            843           1,062
        General and administrative                        1,018             926
                                                       --------        --------
Total operating expenses                                  7,206           6,449
                                                       --------        --------

Operating income                                           (459)          2,275

Other income (expense):
        Interest income                                     117               7
        Interest expense                                   (222)           (322)
                                                       --------        --------
Total other income (expense)                               (105)           (315)
                                                       --------        --------

Income (loss) before taxes                                 (564)          1,960

Income tax benefit (expense)                                188            (936)
                                                       --------        --------

Net income (loss)                                      $   (376)       $  1,024
                                                       ========        ========

The accompanying notes are an integral part of the combined condensed financial statements.

                    DIGITAL VIDEO EDITING (DVE) DIVISION OF
                    MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG
                  COMBINED CONDENSED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                            Six Months Ended
                                                                June 30,
                                                          ---------------------
                                                            1997         1996
                                                           U.S. $       U.S. $
                                                          ---------------------
                                                            (in thousands)
Cash flows from operating activities:

    Net income (loss)                                      $  (376)     1,024

    Adjustments  to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
      Depreciation and amortization                            730        223
      Change in operating assets and liabilities:
        Change in inventory, net                             2,059       (218)
        Change in trade accounts receivable                  3,893     (4,201)
        Decrease in other assets                               102        635
        Change in accruals for taxes                          (495)       707
        Increase in other accruals                             629        900
        Increase in trade accounts payable                     349        159
        Decrease in other accounts payable                     (41)       (49)
                                                           -------    -------
           Total adjustments                                 7,226     (1,844)
                                                           -------    -------
           Net cash provided by (used in)
           operating activities                              6,850       (820)
                                                           -------    -------

Cash flows from investing activities:
    Intangible asset additions                                (221)      (284)
    Tangible fixed asset additions                             (19)      (117)
                                                           -------    -------
           Net cash used in investing activities              (240)      (401)
                                                           -------    -------

Cash flows from financing activities:
    Increase (decrease) in short term borrowings, net       (6,973)     2,581
                                                           -------    -------

           Net cash provided (used in) by financing
           activities                                       (6,973)     2,581
                                                           -------    -------
Effect of exchange rate changes                               (641)      (902)
Net increase (decrease) in cash and cash equivalents        (1,004)       458
Cash and cash equivalents at beginning of period             1,567        630
                                                           -------    -------

Cash and cash equivalents at end of period                 $   563    $ 1,088
                                                           =======    =======
Supplemental disclosures of cash paid during period:
      Interest                                                 222        322
                                                           =======    =======

The accompanying notes are an integral part of the combined condensed financial statements.

                     DIGITAL VIDEO EDITING (DVE) DIVISION OF
                     MIRO COMPUTER PRODUCTS AG, BRAUNSCHWEIG

           NOTES TO UNAUDITED COMBINED CONDENSED FINANCIAL STATEMENTS

                                  June 30, 1997


1.   Basis of Presentation

     The interim financial statements are unaudited and reflect all adjustments (consisting only of normal recurring accruals) that, in the opinion of management, are necessary for a fair presentation of the results for the interim periods. The results of operations for the current interim period are not necessarily indicative of results to be expected for the current year or any other period.

     These financial statements should be read in conjunction with the Company's annual financial statements for the year ended December 31, 1996.

2.   Inventories

     Inventories as of June 30, 1997, consisted of the following (in thousands):

     Raw materials.............................     $1,377
     Work-in-process...........................        632
     Finished goods............................      1,727
                                                    ------
     Total.....................................     $3,736
                                                    ======

               Pro Forma Combined Condensed Financial Information
                                   (Unaudited)

         The following unaudited pro forma condensed financial statements give effect to the acquisition by Pinnacle Systems, Inc. ("Pinnacle" or the "Company") of certain assets and assumption of certain liabilities of the miro Digital Video Editing Division ("Miro") from Miro Computer Products AG in a business combination accounted for by the purchase method. The unaudited pro forma combined condensed financial statements are based on historical financial statements of Pinnacle as of June 30, 1997.

         The unaudited pro forma combined condensed balance sheet gives effect to the business combination as if it had occurred on June 30, 1997. The unaudited pro forma combined condensed statement of operations gives effect to the business combination as if it had occurred on July 1, 1996. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data. Final amounts could differ from those set forth below. In the quarter ended September 30, 1997, the Company recorded a charge of $16,960,000 representing the fair value of in process research and development acquired from Miro. Such charge has not been included in the unaudited pro forma combined condensed statement of operations.

         The following unaudited pro forma condensed financial statements are not necessarily indicative of the future results of operations of the Company or the results of operations which would have resulted had the Company and Miro been combined during the period presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited pro forma combined condensed financial statements should be read in conjunction with the consolidated financial statements of Pinnacle for the year ended June 30, 1997, and the financial statements of Miro appearing elsewhere in this Form 8-K/A.


              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                  June 30, 1997
                                 (in thousands)
                                                       Historical          Pro Forma
                                                        Pinnacle          Adjustments          Pro Forma
                                                    -----------------------------------------------------
Current assets:
Cash and cash equivalents                                32,788                  51              17,689
                                                                            (15,150)
Marketable securities                                    15,024                                  15,024
Accounts receivable                                      10,646                 234              10,880
Inventories                                               5,497               1,767               7,264
Prepaid expenses and other current assets                   528                  54                 582
                                                       --------                                --------
            Total current assets                         64,483                                  51,439

Property and equipment, net                               4,395                 342               4,737
Intangibles                                                --                 3,903               3,903
Other assets                                              1,129                                   1,129
                                                       --------                                --------
            Total assets                                 70,007                                  61,208
                                                       ========                                ========

Current liabilities:
Accounts payable                                          3,955                 135               4,090
Accrued expenses and other                                2,584               2,569               6,258
                                                                              1,105
Deferred revenue                                            282                                     282
                                                       --------                                --------
            Total current liabilities                     6,821                                  10,630

Long-term obligations                                       475                                     475
                                                       --------                                --------
            Total liabilities                             7,296                                  11,105

Stockholders' equity:
Common stock                                             75,316               4,352              79,668
Retained earnings (deficit)                             (12,605)            (16,960)            (29,565)
                                                       --------                                --------
            Total stockholders' equity                   62,711                                  50,103
                                                       --------                                --------
            Total liabilities and stockholders'
            equity                                       70,007                                  61,208
                                                       ========                                ========


See notes to unaudited pro forma combined condensed financial statements.


         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year Ended June 30, 1997
                      (in thousands, except per share data)


                                                    Historical       Historical      Pro Forma
                                                     Pinnacle          Miro         Adjustments        Pro Forma
                                                 --------------    ------------------------------------------------

Net sales                                            37,482           36,773                            74,255
Cost of sales                                        23,997           19,995                            43,992
                                                    -----------    ---------                           -------
Gross profit                                         13,485           16,778                            30,263

Operating expenses:
          Sales and marketing                        12,667            9,836              624           23,127
          Engineering and product development         7,579            2,177                             9,756
          General and administrative                  3,702            1,664              114            5,480
          In-process research and development         4,894             --                               4,894
                                                    -----------    ---------                           -------
Total operating expenses                             28,842           13,677                            43,257
                                                    -----------    ---------                           -------

Operating income (expense)                          (15,357)           3,101                           (12,994)
                                                    -----------    ---------                           -------

Other income (expense):
          Interest income                             2,867              121                             2,988
          Interest expense                             --               (753)                             (753)
                                                    -----------    ---------                           -------
Total other income (expense)                          2,867             (632)                            2,235
                                                    -----------    ---------                           -------
Income before taxes                                 (12,490)           2,469                           (10,759)

Income tax expense                                    2,445            1,149                             3,594
                                                    -----------    ---------                           -------

Net income (loss)                                   (14,935)           1,320                           (14,353)
                                                   ============    =========                           ========

Net loss per share                                  $ (2.02)                                           $ (1.89)
                                                   ========                                            ========
Shares used to compute net loss per share             7,402                                              7,606
                                                   ========                                            ========

See notes to unaudited pro forma combined condensed financial statements.

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

Note 1.    Basis of Presentation

         On August 31, 1997, Pinnacle completed the purchase of certain assets and the assumption of certain liabilities of Miro, pursuant to an Asset Purchase Agreement dated August 29, 1997 (the Agreement). Under the terms of the Agreement, the Company will pay approximately $15.2 million in cash and issue approximately 203,565 shares of common stock valued at $4.4 million. The Agreement also includes an "earnout" in which Miro will receive additional consideration if the acquired operating group achieves certain sales and profit levels during the earnout period, which is the first twelve full months following the acquisition. Specifically, the earnout consideration will equal 50% of sales generated in excess of $37 million during the earnout period, as long as operating profit exceeds 3% of sales, increasing to 85% of sales for those sales which exceed $59 million during the earnout period, as long as operating profit exceeds 3% of sales. In the event such amounts are earned, such earnout payments will be paid in common stock of the Company, and additional goodwill will be recorded. The Pinnacle statement of operations for the year ended June 30, 1997, has been combined with the Miro statement of operations for the twelve-month period ended June 30, 1997, giving effect to the business combination as if it had occurred on July 1, 1996. The pro forma combined condensed balance sheet as of June 30, 1997, gives effect to the business combination as if it had occurred on June 30, 1997.

Note 2.     Pro Forma Adjustments

         Under purchase accounting, the total purchase price will be allocated to the Company's assets and liabilities based on their relative fair values. Allocations are subject to valuations as of the date of the purchase transaction. The amount and components of the estimated purchase price along with the preliminary allocation of the estimated purchase price to assets purchased are as follows (in thousands):

Cash..................................................................  $15,150
Common stock..........................................................    4,352
Transaction costs.....................................................    1,105
                                                                        -------
         Total purchase price.........................................  $20,607
                                                                        =======

Cash..................................................................      $51
Receivables...........................................................      234
Inventory.............................................................    1,767
Prepaid expenses and other current assets.............................       54
Property, plant, and equipment........................................      342
Goodwill and other intangibles........................................    3,903
In-process research and development...................................   16,960
Assumed liabilities...................................................   (2,704)
                                                                        -------
         Net assets acquired........................................... $20,607
                                                                        =======
                                      F-21

         The Company recorded a charge of $16,960,000 for the fair value of acquired in process research and development related to the net assets acquired. Such charge has not been included in the unaudited pro forma combined condensed statement of operations. The pro forma adjustments applied to the historical statement of operations to arrive at the pro forma combined condensed statement of operations reflects amortization expense of $624,000 related to goodwill and other intangibles. The pro forma adjustments also reflect incremental depreciation expense of $114,000 associated with the adjustment in basis of fixed assets acquired from Miro.

                                INDEX TO EXHIBITS



      Exhibit No.                                  Description
------------------       -------------------------------------------------------
          2.1*           Asset Purchase  Agreement  dated August 29, 1997 by and
                         between Pinnacle Systems,  Inc., Pinnacle Systems GmbH,
                         Pinnacle   Systems   C.V.,   Pinnacle   Systems   Ltd.,
                         Miro Computer Products AG, Miro Computer Products, Inc.
                         and Miro Computer Products Ltd

          23.1           Consent  of  Arthur  Andersen  GmbH, Independent Public
                         Accountants

---------------------------

*Previously filed.